EXHIBIT 31.1
                              FORM OF CERTIFICATION
                       PURSUANT TO RULE 13a-14 AND 15d-14
              UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                                  CERTIFICATION

I, Samvel Petrossian, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of National Healthcare Technology, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. As the registrant's certifying officer I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15(e) and 15d-15(e) for the registrant and I have:

         (a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared; and

         (b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented my conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by the report; and

         (c) disclosed in this report any changes in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting;

5. As the registrant's certifying officer I have disclosed, based on my most recent evaluation, to the registrant's auditors and the registrant's board of directors (or persons performing the equivalent functions):

         (a) all material weaknesses, as well as significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information, have been disclosed; and

         (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.

Date:   August 16, 2006

/s/ SAMVEL PETROSSIAN
----------------------------------
Name: Samvel Petrossian
Title: Chief Executive Officer